UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38492	98-1327726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A.	Annual Meeting of Shareholders

On June 5, 2024, Kiniksa Pharmaceuticals, Ltd. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which a quorum was present. Holders of the Company’s Class A common shares (“Class A Shares”) and Class B common shares (“Class B Shares”) as of the close of business on April 15, 2024 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting. Each Class A Share was entitled to one vote per share and each Class B Share was entitled to ten votes per share.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2024 (the “Proxy Statement”).

Proposal 1 – The election of Felix J. Baker, Ph.D., Tracey L. McCain and Kimberly J. Popovits as Class III Directors to serve until the 2027 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	Votes FOR	Votes WITHHELD	Broker Non - Votes
Felix J. Baker, Ph.D.	31,885,339	15,812,807	3,067,059
Tracey L. McCain	46,746,052	952,094	3,067,059
Kimberly J. Popovits	46,745,428	952,718	3,067,059

Proposal 2 – The (a) appointment of PricewaterhouseCoopers LLP as the Company’s auditor until the close of the Company’s next Annual Meeting of Shareholders, (b) delegation to the Company’s Board of Directors, through the Audit Committee of the Board of Directors, of the authority to set the auditor’s remuneration for such period, and (c) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
50,512,245	217,508	35,452	0

Proposal 3 – The approval, on a non - binding, advisory basis, of the compensation of our named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the applicable compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non - Votes
46,903,551	469,616	324,979	3,067,059

Based on the foregoing votes, (a) Felix J. Baker, Ph.D., Tracey L. McCain and Kimberly J. Popovits were elected as Class III directors, (b) Proposal 2 was approved and (c) Proposal 3 was approved.

B.	Special Court - Ordered Meeting of Shareholders

In accordance with the order of the Supreme Court of Bermuda issued on April 19, 2024, the Company held a special court - ordered meeting of shareholders (the “Redomiciliation Meeting”) on June 5, 2024, immediately following the conclusion of the Annual Meeting, at which a quorum was present. Holders of the Company’s Class A Shares, Class A1 common shares (“Class A1 Shares”), Class B Shares and Class B1 common shares (“Class B1 Shares”) as of the Record Date (the “Scheme Shareholders”) were entitled to notice of and to vote at the Redomiciliation Meeting. Each Class A Share, Class A1 Share, Class B Share and Class B1 Share was entitled to one vote per share on all matters brought before the Redomiciliation Meeting.

The following are the voting results for the proposals considered and voted upon at the Redomiciliation Meeting, all of which were described in the Proxy Statement.

Proposal 1 – The approval of the scheme of arrangement between the Company and its shareholders which was attached as Annex A to the Proxy Statement (the “Scheme of Arrangement”).

Votes FOR	Votes AGAINST	Votes ABSTAINED/WITHHELD
61,460,949	501,355	274,060

In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Redomiciliation Meeting, if necessary, to solicit additional proxies, in the event there were insufficient votes from the Company’s shareholders to approve Proposal 1. As there were sufficient votes from the Company’s shareholders to approve Proposal 1, adjournment of the Redomiciliation Meeting to solicit additional proxies was unnecessary and such proposal was not submitted to the Company’s shareholders for approval at the Redomiciliation Meeting.

Based on the foregoing votes, the Scheme of Arrangement was approved by a majority in number of Scheme Shareholders representing at least 75% in value of the shares present and voting either in person or by proxy at the Scheme Meeting. The Company will therefore proceed to apply to the Supreme Court of Bermuda to sanction the Scheme of Arrangement. Scheme Shareholders are entitled to attend and make representations at the hearing to sanction the Scheme of Arrangement, should they wish to do so. The Company expects the sanction hearing to take place on or around June 14, 2024 at 9:30 a.m. (AST) at the Supreme Court of Bermuda on 30 Parliament Street, Hamilton HM12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: June 5, 2024	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Senior Vice President, General Counsel and Secretary